UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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OM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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OM GROUP, INC.
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
Notice of Annual Meeting of Stockholders
to be Held May 2, 2006
      The Annual Meeting of Stockholders of OM Group, Inc. will be held at the Gillespie Auditorium, 9th Floor, Key Tower, 127 Public Square, Cleveland, Ohio 44114, on Tuesday, May 2, 2006, at 10:00 a.m., for the following purposes:

1. To elect two directors for terms expiring in 2009;

2. To act upon a proposal to amend the OM Group, Inc. 2002 Stock Incentive Plan;

3. To confirm the appointment of Ernst & Young LLP as our independent registered public accountant; and

4. To consider any other business that is properly brought before the meeting or any adjournment.
      Stockholders of record at the close of business on March 14, 2006 are entitled to notice of and to vote at the meeting. This proxy statement and the accompanying proxy will be sent to stockholders by mail on or about March 31, 2006.
      We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you wish to do so.

By Order of the Board of Directors

Valerie Gentile Sachs, Secretary
Cleveland, Ohio
March 31, 2006

PROXY STATEMENT
Voting and Meeting Information
What am I voting on?
      The Board of Directors asks for your vote on three proposals:

•	Election of two directors to serve for terms expiring at our annual meeting in 2009;

•	Amendment of the OM Group, Inc. 2002 Stock Incentive Plan; and

•	Confirmation of the appointment of Ernst & Young LLP as our independent registered public accountant.
      We are not aware of any other matters to be presented for a vote at the meeting.
Who is entitled to vote?
      Holders of record of our common stock as of the close of business on March 14, 2006 are entitled to vote at the annual meeting. As of that date, we had 29,313,951 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one vote per share.
How do I vote?
      You may vote in person at the meeting or through a proxy. To vote by proxy, you should sign and date each proxy card you receive and return it in the prepaid envelope. If you are a registered shareholder, you may vote by telephone or electronically through the Internet, by following the instructions included on your proxy card.
What if I hold shares indirectly?
      If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in street name, but as the beneficial owner you have the right to direct your broker how to vote. Under the New York Stock Exchange rules, your broker is permitted to vote your shares on the election of directors and the appointment of the independent registered accountant, even if you do not furnish voting instructions. However, your broker may not vote on the proposal relating to the 2002 Stock Incentive Plan without instructions from you. If you do not provide instructions on this issue, a broker non-vote will occur.
      If your shares are held in “street name,” you will need to contact your broker or other nominee to determine whether you may vote by telephone or electronically through the Internet.
Can I change my vote?
      You have the right to change your vote at any time before votes are counted at the meeting by any of the following methods:

•	notifying us in writing at our corporate offices and to the attention of our Vice President, Corporate Affairs and Investor Relations;

•	returning a later-dated proxy card;

•	voting at a later time by telephone or over the Internet; or

•	voting in person at the meeting.

What are the voting requirements?
      Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy by mail or vote by telephone or through the Internet. In order for us to vote on matters at the meeting, a majority of our outstanding shares of common stock as of March 14, 2006 must be present in person or by proxy at the meeting, which includes shares that have been voted by telephone or the Internet. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. If a quorum is not present, the meeting will be adjourned until a quorum is present.
How many votes are needed to elect directors and approve the other proposals?
      The nominees for director in each class who receive the greatest number of “for” votes will be elected to the open director positions. Shares not voted will have no impact on the election of directors. If you sign and return a proxy card or use the telephone or Internet procedures but do not give voting instructions, your shares will be voted “for” the candidates nominated by the Nominating and Governance Committee and approved by the Board. Approval of the other proposals requires the affirmative vote of a majority of shares represented at the meeting.
How will voting on any other business be conducted?
      We currently do not know of any business to be considered at the annual meeting other than the three proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card or use of the telephone or Internet procedures gives authority to the named proxies to vote your shares on such matters in their discretion.
Who will count the vote?
      Representatives of National City Bank will tabulate the votes and act as inspectors of election.

ELECTION OF DIRECTORS
      Our authorized number of directors is presently fixed at seven, divided into three classes, with two classes having two members and one class having three members. Our directors are elected to serve three-year terms, so that the term of office of one class of directors expires at each annual meeting. We will be electing two directors for terms expiring at our annual meeting in 2009.
      The Nominating and Governance Committee has recommended, and the Board of Directors has approved, the nomination of the following two people for election as directors for terms expiring at our annual meeting in 2009:

•	Richard W. Blackburn

•	Steven J. Demetriou
      If these nominees become unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that the nominees will be unavailable. The accompanying proxy may be voted for up to the number of nominees named and the nominees receiving the largest number of votes will be elected to the director positions to be filled. Each of the nominees is currently a director.
      The following information is provided regarding each nominee for election as a director and the continuing directors.
Nominees for Election as directors for terms expiring at our annual meeting in 2009
Richard W. Blackburn, age 63, has been a director of OMG since August 2005. Mr. Blackburn retired from Duke Energy Corporation in 2004 after seven years as the Executive Vice President and General Counsel, the last year of which he was also the Chief Administrative Officer. Mr. Blackburn is a director of Enesco Group, Inc., a producer of giftware and home and garden decor products, and is the Chair of the Board of Advisors of George Washington University Law School and a Trustee at the Massachusetts Eye and Ear Infirmary and George Washington University. If elected, Mr. Blackburn’s term will expire in 2009.
Steven J. Demetriou, age 47, has been a director of OMG since November 2005. Mr. Demetriou has been the Chairman of the Board and Chief Executive Officer of Aleris International, Inc. (NYSE:ARS), an international aluminum company, since 2004 following the merger of Commonwealth Industries, Inc. and Imco Recycling, Inc., in December 2004. Mr. Demetriou served as President and Chief Executive Officer of Commonwealth from June 2004 and served as a director of Commonwealth from 2002 until the merger. Mr. Demetriou was President and Chief Executive Officer of Noveon, Inc., a global producer of advanced specialty chemicals for consumer and industrial applications, from 2001 until June 2004, at which time Noveon was acquired by Lubrizol Corporation. Prior to that, from 1999 to 2001, he was Executive Vice President of IMC Global Inc., a leading producer and distributor of crop nutrients and animal feed ingredients. Mr. Demetriou also served in a number of leadership positions with Cytec Industries Inc., a specialty chemicals and materials company, from 1997 to 1999. From 1981 to 1997, he held various positions with Exxon Corporation. If elected, Mr. Demetriou’s term will expire in 2009.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES
Directors Whose Term of Office Will Continue After the Meeting
Katharine L. Plourde, age 54, has been a director of OMG since 2002. Ms. Plourde was a Principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time she has engaged in private investing. Ms. Plourde is a director of Pall Corporation (NYSE:PLL), a global producer of filtration and separation products and systems and serves as a director of a private corporation. Ms. Plourde’s term will expire in 2007.

William J. Reidy, age 65, has been a director of OMG since 2002. Mr. Reidy, a CPA, was the managing partner of the Northeast Ohio practice of PricewaterhouseCoopers LLP. He retired from PricewaterhouseCoopers in 1999 after a 35-year career with the firm. Mr. Reidy currently serves on the boards of several community organizations including Cleveland Clinic Western Region and the Cuyahoga County Convention Facilities Authority. Mr. Reidy’s term will expire in 2008.
Joseph M. Scaminace, age 52, has been a director and Chief Executive Officer of OMG since June 2005 and Chairman of the Board of Directors since August 2005. Mr. Scaminace was the President, Chief Operating Officer and a board member of The Sherwin-Williams Company, the largest manufacturer and distributor of coatings in the U.S., since 1999. Mr. Scaminace currently is a member of several boards of directors, including Parker Hannifin Corporation (NYSE:PH), a global producer of fluid power systems, electromechanical controls, and related components, Boler Company, a privately held company that makes truck and trailer suspension systems and auxiliary axles systems for the commercial heavy-duty vehicle market, and The Cleveland Clinic Foundation, one of the world’s largest and highest acclaimed health centers. Mr. Scaminace’s term will expire in 2008.
      In addition, Mr. Leo Daley, an independent director whose term of office was scheduled to expire in 2007, notified us on March 6, 2006 of his intention to resign as a director, effective at this 2006 annual meeting, for personal reasons. Mr. Daley also resigned from the Board committees of which he was a member. The Nominating and Governance Committee intends to commence promptly the process of identifying an appropriate candidate to replace Mr. Daley as a director.
Director Independence
      In addition to the independence criteria under the NYSE listing standards, our Board of Directors has adopted the following standards to determine director independence under our Corporate Governance Principles.
      A director will not be considered independent if he or she:

•	is and has been employed by OMG or its subsidiaries in an executive capacity within three years;

•	has received any remuneration as an advisor, consultant, or legal counsel to OMG or to a member of its senior management, or is employed by a private or public company at which an executive officer of OMG serves as a director;

•	has received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $25,000), as a result of service as, or being affiliated with an entity that serves as a significant supplier or a significant customer of OMG.

•	has significant personal service contracts with OMG, its subsidiaries or any member of OMG’s senior management;

•	is an employee or officer with a not-for-profit entity that receives contributions from OMG or OMG’s executive officers totaling the lesser of $100,000 or 5% of the entity’s total contribution in the preceding two years;

•	has or has had any of the relationships described above with any affiliate of OMG;

•	is a spouse, parent, mother-in-law, father-in-law, sister-in-law, brother-in-law, sibling or child of any person described above;

•	during the current calendar year or any of the three immediate preceding calendar years, has had any business relationship or engaged in any transaction with OMG for which OMG has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission, other than for service as a director; or

•	has beneficial ownership interest of five percent or more in an entity that has received remuneration, other than de minimis remuneration, from OMG, its subsidiaries, or affiliates. De minimis remuneration is defined as (a) direct remuneration of $60,000 or less received from OMG, its subsidiaries, or affiliates during a calendar year (other than compensation); or (b) indirect remuneration paid to an entity if such remuneration does not exceed the 3% of the gross revenues of the entity and did not directly result in an increase in the compensation received by the director from that entity.
The Board has affirmatively determined that Richard W. Blackburn, Steven J. Demetriou, Katharine L. Plourde and William J. Reidy meet these standards of independence.
Committees and Meetings of the Board of Directors
      Our Board of Directors met 14 times in 2005. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, each composed solely of independent directors as defined by the NYSE listing standards and our Corporate Governance Principles. During 2005, each director attended at least 75% of the meetings of the Board and those committees on which he or she served. In addition, each director attended 100% of the regular meetings of the Board and attended our annual meeting of stockholders held in 2005.
      Our independent directors meet in executive session during each Board meeting. Lead independent director Katharine L. Plourde presides at those executive sessions. You may contact the lead independent director or the independent directors as a group by sending a letter marked “Confidential” and addressed to Lead Independent Director, OM Group, Inc. c/o Valerie Gentile Sachs, Secretary, 1500 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304.
      The Audit Committee, currently composed of Ms. Plourde and Messrs. Blackburn, Demetriou and Reidy, met 12 times in 2005. Mr. Reidy is the committee chairman. The committee is responsible for:

•	appointing our independent auditors and monitoring our financial reporting process and internal control system;

•	reviewing and approving in advance any non-audit services provided by the independent auditor;

•	overseeing the internal audit and risk management functions; and

•	recording, reviewing and resolving as appropriate concerns reported to us regarding accounting, auditing matters or suspected fraud.
In performing its functions, the Audit Committee acts in an oversight capacity for our management processes and systems, internal control structure, financial reporting and risk management. It is not responsible for preparing or assuring the accuracy of our financial statements or filings, or conducting audits of financial statements. A copy of the Audit Committee’s current charter is attached as Exhibit A to this proxy statement. Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Securities Exchange Act of 1934. The Board has determined that each Audit Committee member is financially literate and has designated Mr. Reidy as the Audit Committee financial expert. All of the non-audit services provided by the independent auditor were pre-approved by the Audit Committee in accordance with its pre-approval procedures. The Audit Committee’s report can be found under “Report of the Audit Committee” in this proxy statement.
      The Compensation Committee, currently composed of Ms. Plourde and Messrs. Blackburn, Demetriou and Reidy, met five times in 2005. Mr. Demetriou is the committee chairman. The primary functions of the Compensation Committee are:

•	to consider and authorize the compensation philosophy for OMG’s personnel;

•	to review and evaluate the chief executive officer’s performance in light of corporate goals and objectives and, together with the outside directors, set the chief executive officer’s compensation and approve perquisites;

•	to review and authorize rates of compensation for other executive officers;

•	to designate those employees who will receive grants of stock options and other stock awards under our 1998 Long-Term Incentive Compensation Plan and 2002 Stock Incentive Plan, together with the type and size of such grants; and

•	to determine the bonus levels for key executives and middle management employees under our bonus program.
      Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Internal Revenue Code, and an “independent director” as such term is defined in the NYSE listing standards and under OMG’s Corporate Governance Principles. The Compensation Committee’s report can be found under “Executive Compensation” in this proxy statement.
      The Nominating and Governance Committee, currently composed of Ms. Plourde and Messrs. Blackburn, Demetriou and Reidy, met six times in 2005. Ms. Plourde is the committee chair.
      The Nominating and Governance Committee is responsible for:

•	recommending to the Board corporate governance principles;

•	overseeing adherence to the corporate governance principles adopted by the Board;

•	recommending to the Board criteria and qualifications for new Board members;

•	recommending to the Board nominees for appointment or election as directors;

•	recommending to the Board the establishment of committees; and

•	recommending to the Board the composition of committees and the chairs of each.
      In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by stockholders) and conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, the Nominating and Governance Committee considers a variety of factors, including skills, diversity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with the familiarity and background of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it deems appropriate and in the best interests of OMG and our stockholders. The Nominating and Governance Committee has retained a third-party search firm to assist in the identification of director candidates. In addition, the Nominating and Governance Committee identifies nominees for director through discussions with the directors or others that may come in contact with qualified persons.
      As part of the settlement of the shareholder derivative lawsuits that were brought in connection with the decline in our stock price after the third quarter 2002 earnings announcement, we have established a procedure for the appointment of two stockholder-nominated directors. Under that procedure, a designee appointed by the derivative plaintiffs will work in coordination with our chairman or lead independent director to identify potential director candidates. Together, they will contact each stockholder who has held between 1% and 10% of our outstanding common stock for a period of at least nine months for the purpose of requesting names of candidates for our Board. In addition, the derivative plaintiffs’ designee and the Board’s designee can seek additional qualified candidates by other means. All candidates identified will be reviewed by the derivative plaintiffs’ designee and the Board’s designee to assure that each is qualified. Any candidates determined to be qualified by both the derivative plaintiffs’ designee and the Board’s designee will be submitted to the Nominating and Governance Committee for its consideration.

      The Nominating and Governance Committee will review each of the candidates submitted to it and select two candidates that are most appropriate to be added to the Board. In the event less than two candidates are selected from those presented to the Nominating and Governance Committee, the derivative plaintiffs’ designee and the Board’s designee will work together, repeating the identification process described above, to submit additional candidates. Once candidates are selected, the Nominating and Governance Committee will recommend to the Board, and the Board will, subject to its fiduciary duties, elect candidates from among those candidates proffered. After stockholder-nominated directors are initially elected to the Board, each shall be re-nominated by the Board (subject to its fiduciary duties) to serve for an additional term at the next annual meeting at which directors are elected.
      The Nominating and Governance Committee will consider other candidates for director who are recommended by stockholders. Stockholder recommendations should be submitted in writing to: Chair of the Nominating and Governance Committee, OM Group, Inc., 1500 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304 USA. The recommendation letter shall include the stockholder’s name, address and the number of shares of stock owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares of OMG stock owned by the candidate. The recommendation letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under Federal securities laws. Finally, the stockholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. The Nominating and Governance Committee may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. A complete copy of our Policies and Procedures for Stockholders to Propose Candidates for Directors is available by writing to our Nominating and Governance Committee Chair.
Code of Conduct and Ethics, Corporate Governance Principles and Committee Charters
      We have adopted a Code of Conduct and Ethics that applies to all of our employees, including the chief executive officer, the chief financial officer and the controller. The Code of Conduct and Ethics, our Corporate Governance Principles and all committee charters are posted on the Corporate Governance portion of our website (www.omgi.com). A copy of any of these documents is available in print free of charge to any stockholder who requests a copy, by writing to OM Group, Inc., 127 Public Square, 1500 Key Tower, Cleveland, Ohio 44114-1221 USA, Attention: Greg Griffith, Vice President, Corporate Affairs and Investor Relations.
Compensation of Directors
      Directors who also are executive officers of OMG receive no additional compensation for serving as directors. Outside directors currently receive an annual director’s fee of $100,000. The chair of the Audit Committee receives an additional annual payment of $20,000, and the chairs of the Compensation Committee and the Nominating and Governance Committee each receives an additional annual payment of $10,000. Any non-executive Chairman of the Board of Directors receives an additional annual payment of $75,000, and the lead independent director receives an additional annual payment of $20,000. The outside directors’ annual fee currently is paid in cash. However, the outside directors have expressed their desire for a portion of their annual fee to be paid in equity of OMG, and we intend to establish a program to accomplish that objective.
SECURITY OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth information concerning the number of shares of our common stock beneficially owned by our current directors, the named executive officers included in the summary compensation table in this proxy statement, and all our directors and executive officers as a group as of January 31, 2006. As of January 31, 2006, no director or executive officer beneficially owned more than 1% of our outstanding shares of common stock and all directors and executive officers as a group beneficially owned approximately 1.2% of our outstanding shares of common stock. During most of 2004 and 2005, directors and officers were not permitted to purchase or sell shares of our common stock, as we were not current in our SEC reporting as a result of the restatement of financial statements for prior years.
      The totals shown below for each person and for the group include shares held personally, shares held under our Profit-Sharing Plan, and shares acquirable within 60 days of January 31, 2006 by the exercise of stock options granted under our equity compensation plans. Each person has sole voting and investment power with respect to all shares shown.
Amount and Nature of Beneficial Ownership
as of January 31, 2006

Name of	Direct or Indirect	Profit-Sharing	Exercisable
Beneficial Owner	Ownership	Plan	Options	Total

Marcus P. Bak	360	1,670	63,440	65,470
Richard W. Blackburn	—	—	—	—
Frank E. Butler	400	—	—	400
Leo J. Daley	—	—	—	—
Steven J. Demetriou	—	—	—	—
Stephen D. Dunmead	2,000	210	36,000	38,210
Gregory J. Griffith	—	—	11,667	11,667
James P. Mooney	31,986	1,723	—	33,709
Katharine L. Plourde	1,000	—	2,700	3,700
William J. Reidy	—	—	3,220	3,220
Valerie Gentile Sachs	—	—	—	—
Joseph M. Scaminace	166,194	—	—	166,194
R. Louis Schneeberger	—	—	30,000	30,000
All Directors and Executive Officers as a Group (consisting of 13 persons)	201,940	3,603	147,027	352,570
      The following table sets forth information concerning each person known to us to be the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2005, which is the latest date for which we know such information.

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership	Percent of Class

FMR Corporation	4,335,838	14.99%
82 Devonshire Street Boston, Massachusetts 02109(1)
Dimensional Fund Advisers, Inc.	1,865,200	6.45%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(2)
LSV Asset Management	1,686,680	5.83%
1 North Wacker Dr. Suite 4000 Chicago, Illinois 60606(3)

(1)	Information regarding share ownership was obtained from the Schedule 13G/ A filed jointly on December 12, 2005 by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”) and Fidelity Low Priced Stock Fund. The ownership of Fidelity Low Priced Stock Fund amounted to 2,892,600 shares or 10.0% of the common stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 4,123,500 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Edward C. Johnson 3d is Chairman of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. having its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109, is the beneficial owner of 212,338 shares, or 0.73% of the Class A shares, as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 212,338 shares and sole power to vote or direct the voting of 212,338 shares owned by the institutional accounts as reported above.

(2)	Information regarding share ownership was obtained from Schedule 13G filed on February 6, 2006 by Dimensional Fund Advisers Inc., which is an investment advisor registered under the Investment Advisers Act of 1940. Dimensional Fund Advisers Inc. has sole voting and dispositive power with respect to all 1,865,200 shares shown.

(3)	Information regarding share ownership was obtained from the Schedule 13G filed on February 10, 2006 by LSV Asset Management, which is an investment advisor registered under the Investment Advisers Act of 1940. LSV Asset Management has sole voting power with respect to 1,071,280 of the shares listed above and has sole dispositive power with respect to all 1,686,680 shares shown.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth all compensation earned and awarded for 2005, 2004 and 2003 to each person who served as Chief Executive Officer during 2005, our four other most highly compensated executive officers at December 31, 2005, and an additional executive officer who left OMG prior to December 31, 2005. In this proxy statement, these persons are referred to collectively as our “named executive officers.”

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

						Securities
						Underlying
						Stock
Name and				Other Annual	Restricted Stock	Options	LTIP	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	(Shares)	Payouts	Compensation(4)

Joseph M. Scaminace	2005	$470,769	$950,000	$—	$4,136,569	322,740	$—	$70,615
Chairman & CEO(5)
Marcus P. Bak	2005	338,000	141,000	—	—	—	—	75,269
Vice President and	2004	325,000	162,500	—	—	30,000	—	72,833
General Manager —	2003	243,008	120,000	—	—	30,000	—	36,645
Nickel
Stephen D. Dunmead	2005	338,000	135,000	—	—	—	—	73,200
Vice President and	2004	330,000	150,000	—	—	30,000	—	65,250
General Manager —	2003	189,827	105,000	—	—	30,000	—	28,474
Cobalt
Valerie Gentile Sachs	2005	81,250	200,000	—	—	50,000	—	—
Vice President, General Counsel & Secretary(5)
Gregory J. Griffith	2005	173,400	79,000	—	—	—	—	34,815
Vice President, Corporate Affairs & Investor Relations(5)
James P. Mooney	2005	31,493	—	—	—	—	—	1,013,507
Former Chairman	2004	1,140,000	—	87,060	—	—	—	350,456
& CEO(5)	2003	1,140,000	570,000	86,145	570,000	—	—	179,456
Frank E. Butler	2005	125,002	—	—	—	—	—	276,918
Former Chairman & Interim CEO(5)
R. Louis Schneeberger	2005	333,667	46,000	—	—	—	—	441,233
Former CFO(5)	2004	311,863	210,000	—	—	45,000	—	46,779

(1)	Amount awarded to the named executive officer under our bonus program for key executives and middle management. The 2005 bonus amounts awarded to Mr. Scaminace and Ms. Gentile Sachs were agreed to at the time of hiring as a portion of the overall compensation package for each.

(2)	For 2004 and 2003, the amounts in this column reflect Mr. Mooney’s personal use of our aircraft of $50,060 and $49,426, respectively, and a tax gross-up related to Mr. Mooney’s personal use of our aircraft of $37,000 and $36,719, respectively.

(3)	During 2005, we awarded Mr. Scaminace 166,194 shares of restricted stock in connection with the commencement of his employment as chief executive officer. The dollar amount shown for Mr. Scaminace equals the 166,194 shares granted multiplied by the stock price on the grant date ($24.89). Mr. Scaminace’s restricted stock vests on May 31, 2008. As of December 30, 2005, Mr. Scaminace’s 166,194 shares of restricted stock had a value of $3,117,799. During 2003, we awarded Mr. Mooney 21,789 shares of restricted stock. The dollar amount shown for Mr. Mooney equals the 21,789 shares granted multiplied by the stock price on the grant date ($26.16). Mr. Mooney’s restricted stock vested on January 11, 2005, the date upon which he ceased to be employed by us.

(4)	For 2005, this column includes amounts contributed under our qualified Profit-Sharing Plan (Mr. Scaminace — $31,500; Mr. Bak — $31,500; Mr. Dunmead — $31,500; and Mr. Griffith — $31,500), amounts accrued under the OM Group, Inc. Benefit Restoration Plan (Mr. Scaminace — $39,115; Mr. Bak — $43,575; Mr. Dunmead — $41,700; Mr. Griffith — $3,315;) and the insurance premium paid by us with respect to supplemental life insurance (Mr. Bak — $194). For Messrs. Mooney, Butler and Schneeberger, this column includes amounts payable under their respective employment agreements due to their cessation of employment with us during 2005. Mr. Butler was paid $125,002 of his earned salary during 2005 and is entitled to receive the balance of his earned salary, which aggregates $276,918, in three annual installments through January 2008.

(5)	Mr. Scaminace joined us as Chief Executive Officer on June 13, 2005, Ms. Gentile Sachs joined us as Vice President, General Counsel and Secretary on September 26, 2005, and Mr. Griffith became Vice President, Corporate Affairs and Investor Relations on October 11, 2005. Mr. Butler joined us as interim Chief Executive Officer on January 11, 2005 and ceased to be employed by us effective June 13, 2005. Mr. Schneeberger joined us as Chief Financial Officer on February 17, 2004 and ceased to be employed by us effective November 14, 2005. Mr. Mooney ceased to be employed by us effective January 11, 2005.
Option Grants in Last Fiscal Year
      The following table sets forth additional information concerning grants of stock options during 2005, as shown in the summary compensation table. These options to purchase our common stock were granted to the named executive officers under our 1998 Long-Term Incentive Compensation Plan and our 2002 Stock Incentive Plan. Mr. Scaminace’s stock options have a 10-year term and become exercisable from one year to three years following the date of grant. Ms. Gentile Sachs’ stock options have a 10-year term and become exercisable in equal annual increments over the first three years following the date of grant. The option prices for these stock options are at or above the market price of our common stock on the date of grant. No stock appreciation rights were granted in 2005.

	Individual Grants

		Percentage			Potential Realizable Value
	Number of	of Total			at Assumed Annual Rates
	Securities	Options			of Stock Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees	Exercise or	Expiration
Name	Granted	in 2005	Base Price	Date	5%	10%

Joseph M. Scaminace	80,001		$24.89	6/13/2015	$1,252,271	$3,173,500
	85,050		28.67	6/13/2015	1,533,486	3,886,155
	89,945		33.67	6/13/2015	1,904,575	4,826,566
	67,744		18.70	12/29/2015	796,692	2,108,973

	322,740	87%
Marcus P. Bak	—	—	—	—	—	—
Stephen D. Dunmead	—	—	—	—	—	—
Valerie Gentile Sachs	50,000	13%	20.86	9/26/2015	655,937	1,662,273
Gregory J. Griffith	—	—	—	—	—	—
James P. Mooney	—	—	—	—	—	—
Frank E. Butler	—	—	—	—	—	—
R. Louis Schneeberger	—	—	—	—	—	—

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table shows information concerning the exercise of stock options by each of the named executive officers during 2005 and the number and value of unexercised stock options, whether or not exercisable, as of December 30, 2005 (the last trading date of the year).

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at
	Shares		Options at 12/30/05		12/30/05(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph M. Scaminace	—	—	—	322,740	$—	$4,065
Marcus P. Bak	—	—	63,440	30,000	10,800	5,400
Stephen D. Dunmead	—	—	36,000	30,000	10,800	5,400
Valerie Gentile Sachs	—	—	—	50,000	—	—
Gregory J. Griffith	—	—	11,667	13,333	3,600	1,800
James P. Mooney	—	—	—	—	—	—
Frank E. Butler	—	—	—	—	—	—
R. Louis Schneeberger	—	—	30,000	—	—	—

(1)	An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option. The amounts in this column reflect the difference between the fair market value of OMG shares at December 30, 2005 ($18.76 per share) and the exercise price of the option.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Board of Directors who served on the Compensation Committee during 2005 were our officers or employees or had any relationship with us that would be required to be disclosed by us under Item 404 of Regulation S-K promulgated by the SEC.
Employment and Separation Agreements

Agreements with CEO and Current Employees Who are Named Executive Officers in this Proxy Statement
      On May 26, 2005, we entered into an employment agreement with Mr. Scaminace that provides for Mr. Scaminace’s employment as our Chief Executive Officer for a term beginning on June 13, 2005 and continuing until May 31, 2008. Under the terms of the agreement, Mr. Scaminace will receive an initial annual base salary of $850,000 and will be eligible for an annual bonus, which for 2005 shall be no less than $950,000.
      Under the terms of his employment agreement, Mr. Scaminace was granted an award of 166,194 shares of our restricted common stock. The restricted common stock will vest on May 31, 2008 if Mr. Scaminace remains employed by us on that date. In addition, Mr. Scaminace was granted options to purchase 254,996 shares of our common stock, of which options for 80,001 shares will vest on May 31, 2006, options for 85,050 shares will vest on May 31, 2007 and options for 89,945 shares will vest on May 31, 2008, if Mr. Scaminace remains employed by us on those dates. The options vesting in 2006 have an exercise price equal to the market price for common stock on the date of the grant ($24.89), while the remaining options have exercise prices set above the grant date market price for common stock ($28.67 for the options vesting in 2007 and $33.67 for the options vesting in 2008).
      If we terminate Mr. Scaminace’s employment without cause, Mr. Scaminace is entitled to a lump sum payment generally equal to two times the sum of his average annual base salary and his average bonus amount.

      On September 7, 2005, we entered into an employment agreement with Ms. Gentile Sachs that provided for Ms. Gentile Sachs’ employment as Vice President, General Counsel and Corporate Secretary beginning on September 26, 2005. Under the terms of the agreement, Ms. Gentile Sachs will receive an initial annual base salary of $325,000 and will be eligible for an annual bonus, which for 2005 was to be no less than $200,000. Under the terms of her employment agreement, Ms. Gentile Sachs was granted options to purchase 50,000 shares of common stock, which will vest in equal annual increments over a three-year period if Ms. Gentile Sachs remains employed by the Company on those dates. The options have an exercise price equal to the market price for common stock on the date of the grant ($20.86).
      On November 7, 2005, we entered into a severance agreement with Ms. Gentile Sachs that provides her with certain severance benefits in the event of (1) her termination by us for any reason other than death, disability or cause, (2) the diminution of her responsibilities or position, or (3) a material change in her reporting structure, including a change that would result from the resignation of Mr. Scaminace. Upon the occurrence of any of the foregoing events, Ms. Gentile Sachs is generally entitled to receive a lump sum payment equal to her then current annual base salary, her target bonus for the fiscal year in which the event occurred, plus any earned and unpaid salary and bonus.
      We have entered into change in control agreements with Messrs. Scaminace, Bak, Dunmead and Griffith and Ms. Gentile Sachs. The purpose of these agreements is to reinforce and encourage the officer’s continued attention and dedication to OMG and to avoid the distraction caused by solicitations by other employers and the uncertainty arising from the possibility of a change in control of OMG. Each change in control agreement provides that in the event a change in control of OMG occurs during the term of the agreement and the executive’s employment is terminated either by the executive for good reason or by the company without cause, as those terms are defined in the respective agreement, then the executive shall be entitled to receive certain severance payments, including: full base salary through the date of termination; bonus for the last completed fiscal year and the pro rated target bonus for the year of termination; a lump sum payment equal to a multiple (three times for Mr. Scaminace and two times for Messrs. Bak, Dunmead and Griffith and Ms. Gentile Sachs) of base salary, incentive compensation and specified benefits; a cash payment equal to any unvested interest in any of our nonqualified retirement plans or tax-qualified pension plans; a lump sum payment for the cancellation of all stock options held by the executive in an amount equal to the aggregate spread between the option exercise prices and the greater of (a) the highest price per share paid in connection with the change in control and (b) the mean high and low trading prices of our stock on the NYSE on the date of termination; and immediate vesting and redemption of all unvested restricted stock at the greater of the measures described above to determine the stock option payment. The agreements also contain a one-year noncompete provision and confidentiality and non-disparagement clauses.

Agreements with Former Employees Who are Named Executive Officers in this Proxy Statement
      James P. Mooney was employed by us as Chief Executive Officer until January 11, 2005 when his employment was terminated and he ceased to be Chief Executive Officer. Mr. Mooney’s employment agreement describes the benefits that he is entitled to receive post-employment. The agreement provides that, if terminated for cause, Mr. Mooney is entitled to receive his accrued compensation up to the time of termination. If terminated without cause, Mr. Mooney is entitled to receive his annual monthly salary, a bonus as calculated below, and benefits for the number of months remaining under the agreement. The bonus would be equal to the estimated annual bonus, as defined below, divided by twelve and then multiplied by the number of months remaining under the term of the agreement. The estimated annual bonus would be equal to the greater of (a) the average of his annual incentive bonus paid by us over the three most recent years, and (b) seventy-five percent of his annual base salary in effect on the date of termination. Any restricted stock owned by Mr. Mooney will vest if he is terminated without cause. The agreement also contains a one-year noncompete provision for certain geographical areas and a one-year nonsolicitation provision. We are currently engaged in pending litigation with Mr. Mooney.
      Frank E. Butler was employed by us as interim Chief Executive Officer from January 11, 2005 until June 13, 2005 when we hired Mr. Scaminace as our chief executive officer. Under the terms of his employment agreement, Mr. Butler was paid $125,002 of his earned salary during 2005 and is entitled to receive the balance of his earned salary, which aggregates $276,918, in three annual installments through January 2008.
      R. Louis Schneeberger was employed by us as Chief Financial Officer until November 14, 2005. Pursuant to his employment agreement, Mr. Schneeberger is entitled to receive $441,233 in installments through February 2007. Mr. Schneeberger was also entitled to receive his prorated earned bonus in the amount of $46,000 for 2005.
Supplemental Executive Retirement Plan
      We maintain a supplemental executive retirement plan for James P. Mooney. Benefits under the plan are based upon 50% of the average of the highest three years of Mr. Mooney’s total annual earnings during the last ten years. Earnings for this purpose include base salary, actual annual incentive cash compensation and any deferred cash compensation, including 401(k) plan contributions. Benefits are reduced by 50% of any Social Security benefit, the value of Mr. Mooney’s account under other OMG benefit plans at the time of termination of employment, and an amount reflecting a benefit paid by us under a qualified domestic relations order with respect to Mr. Mooney. Benefits are to be paid upon Mr. Mooney’s retirement (at a reduced level upon early retirement), disability or death, upon a termination of employment without cause, or a termination of employment within two years following a change-in- control of OMG. The estimated annual benefit payable to Mr. Mooney under the plan at age 65 cannot be determined as benefit options have not been chosen by Mr. Mooney.
Report of the Compensation Committee on Executive Compensation
      General. The Compensation Committee is responsible for establishing the compensation philosophy of OMG, reviewing and approving executive management compensation, administering the incentive and equity participation plans that make up the variable compensation paid to the chief executive officer and other named executive officers, and evaluating the performance of senior management, including the named executive officers.
      Executive Compensation Philosophy. OMG’s executive compensation philosophy is designed to allow it to attract, retain and encourage the development of qualified and motivated executives by providing executives with competitive compensation, to reward individuals who achieve identified goals for the benefit of OMG stockholders, and to promote ties between pay and performance by emphasizing incentives that support OMG’s strategic direction and align the economic interests of executives with those of OMG stockholders.
      The total compensation of OMG’s executives has been set at levels intended to be competitive with other companies with whom OMG competes for executive talent. The committee believes the primary market for executives is national in scope and, as a result, it sets pay levels to be competitive in a national marketplace. The committee benchmarks total direct compensation (base salary, annual bonus and long-term incentives) against an industry peer group, including specialty chemical companies. To ensure that OMG’s senior management compensation is consistent with the selected target level, the committee annually compares OMG’s total compensation and component pay levels to those of its industry peer group companies. The committee has determined that total direct compensation for OMG’s senior management should target the 50th percentile when compared to senior management compensation at industry peers.
      While the committee currently targets total direct compensation at the market median, an executive’s actual direct compensation could vary significantly based on how OMG’s actual performance varies from the target results. If OMG results are well above target performance, executives have the opportunity to earn compensation that is well above the market’s median pay levels. Conversely, executives will earn relatively low pay levels if OMG performance is well below target levels.

      Committee Process for Considering Executive Compensation. In carrying out its responsibilities, the committee considers the following factors:

•	the executive compensation philosophy as established by the committee;

•	the performance of executives, including as reflected by the recommendations of senior management;

•	OMG’s business and financial performance;

•	the general compensation policies and practices for OMG employees;

•	internal compatibility of compensation within OMG; and

•	advice received from outside compensation consultants, including comparisons of OMG policies and practices to those of other comparable companies.
      Components of Executive Compensation. There are three primary components of compensation for executives: base salary; annual bonuses, and long-term incentive compensation in the form of stock options or restricted stock.
      Base Salary. Executive salaries are designed to approximate market medians in order to manage fixed costs, place appropriate emphasis on performance-based incentives and remain sufficient to attract and retain executives. An executive’s base salary is based on a variety of factors, including level of responsibility, scope and impact of decision-making, experience and future potential, the recommendations of the Chief Executive Officer and internal and external compatibility. In general, the committee endeavors to set base salary for OMG executives at the 50th percentile level of industry peer companies.
      Annual Bonuses. OMG’s executives participate in a bonus program for key executives and middle management under which the committee may award bonuses at its discretion, considering individual performance and OMG results. The purpose of the bonus program is to tie a portion of each participant’s compensation to achievement of corporate, business unit and individual goals. The committee sets target bonuses based on a percentage of each person’s base salary to produce direct cash compensation (salary plus bonus) at the 50th percentile when compared with the pay of executives in its industry peer groups.
      Long-Term Incentive Compensation. Executive officers and other key employees may receive long-term incentive compensation under the 1998 Long-Term Incentive Compensation Plan and the 2002 Stock Incentive Plan. The 1998 Plan provides for the award of stock options, stock appreciation rights, restricted stock, performance shares and phantom stock, and the 2002 Plan provides for the award of stock options and restricted stock. The purpose of the equity incentive plans is to provide participants with added incentives to continue in the long-term service of OMG and to create in participants a more direct interest in the future success of the operations of OMG by relating incentive compensation to increases in stockholder value. The committee has generally chosen stock options as the main vehicle of long-term incentive compensation for executives. These options typically vest in equal annual installments over a three-year period beginning one year from the date of grant, have a ten-year term and are granted at an exercise price that is no less than the fair market value of OMG stock on the date of grant. The committee administers both plans, determining recipients of awards, the types and amounts of awards to be granted, and the conditions applicable to awards. The committee is currently working with a consultant to review our long-term incentive plans to determine the appropriate equity-based incentives to retain our key employees and reward such employees for the achievement of established corporate, business unit and individual goals.
      Compensation of the Chief Executive Officer. Mr. Scaminace became Chief Executive Officer on June 13, 2005. The employment agreement between Mr. Scaminace and OMG sets forth the components of his total direct compensation for 2005, including his initial annual base salary, 2005 bonus eligibility and initial participation in long-term incentive compensation plans. These compensation components are summarized under the subheading “Employment and Separation Agreements — Agreements with CEO and Current Employees Who are Named Executive Officers in this Proxy Statement” above.

      At the time of entering into the employment agreement with Mr. Scaminace, the committee’s intent was to set Mr. Scaminace’s initial base salary and minimum bonus for 2005 at a level approximating the 50th percentile of salary and bonus compensation paid to chief executive officers of industry peers, while also taking in account Mr. Scaminace’s then-current compensation with The Sherwin-Williams Company. As reported in the Summary Compensation Table contained above under the heading “Executive Compensation,” during 2005 Mr. Scaminace earned $470,769 of his initial annual base salary of $850,000, and he was awarded a bonus of $950,000 for his 2005 performance, which was the minimum bonus provided for under his employment agreement.
      As also described above and reported in the table under “Executive Compensation — Option Grants in the Last Fiscal Year,” at the commencement of his employment, Mr. Scaminace received stock options for the purchase of an aggregate of 254,996 shares of OMG common stock. These options were comprised of three separate grants, and two of the grants relating to 174,995 shares were “premium-priced options” with exercise prices set above the market value on the grant date. The committee believes that premium-priced options serve as a strong inducement to achieve future performance and align compensation with OMG performance and stockholder interests. At the commencement of his employment, Mr. Scaminace also was awarded 166,194 shares of restricted OMG stock, which vest only if Mr. Scaminace remains employed by OMG on May 31, 2008. In addition, pursuant to the terms of his employment agreement, Mr. Scaminace was awarded stock options in December 2005, for the purchase of 67,744 shares of OMG common stock. At the time of entering into the employment agreement with Mr. Scaminace, the committee’s intent was to grant to Mr. Scaminace equity-based awards that would create appropriate incentives for his long-term service with OMG and would align his compensation with stockholder interests, as well as take into account the previously granted equity-based compensation awards that Mr. Scaminace was required to surrender in order to join OMG.
      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1 million in any taxable year paid to the chief executive officer or the four next most highly compensated executive officers. However, compensation in excess of $1 million is deductible if it meets the criteria for being “performance based” within the meaning of Section 162(m). Stock options granted under the 1998 Plan and the 2002 Plan satisfy the conditions for being “performance based” under Section 162(m).
      Although the committee generally endeavors to award non-cash compensation in a manner that satisfies the conditions for tax deductibility, there may be instances, such as in connection with the hiring of a new chief executive officer, in which the committee determines it is in the best interests of OMG and its stockholders to award compensation that is not deductible. As such, the committee reserves the authority to award non-deductible compensation in circumstances it deems appropriate.
      Conclusion. The committee believes that the quality and motivation of OMG’s employees, including its executives, are critical elements of delivering long-term value to stockholders. The committee also believes that its compensation policies and practices are consistent with that objective, and it will endeavor to maintain compensation policies and practices that appropriately align executive compensation with the interests of stockholders.

Compensation Committee

Steven J. Demetriou, Chairman
Richard W. Blackburn
Katharine L. Plourde
William J. Reidy

Performance Comparisons
      The chart set forth below compares our cumulative total stockholder return to that of (1) the Standard & Poor’s 500 Index and (2) the S&P Specialty Chemicals Index. In all cases, the information assumes $100 invested on December 31, 2000 and is presented on a dividends-reinvested basis. The table does not forecast performance of our common stock.
Comparison of Five-Year Cumulative Total Return among OM Group, Inc., the S&P 500 Index and the S&P Specialty Chemicals Index

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

OM Group, Inc.	$100.00	$122.24	$12.80	$48.72	$60.31	$34.90

S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75

S&P Specialty Chemicals Index	100.00	106.93	120.39	143.53	165.53	172.04
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has reviewed and discussed with our management and with our independent registered public accountant, Ernst & Young LLP, the consolidated financial statements of OMG and its subsidiaries as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” received from Ernst & Young the written communications required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young its independence from us and our management. Ernst & Young has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in OMG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

William J. Reidy, Chairman
Richard W. Blackburn
Steven J. Demetriou
Katharine L. Plourde

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Eugene Bak, the former Chief Operating Officer of OMG and the father of Marcus Bak, our Vice President and General Manager of the Nickel Group, retired from OMG in 2000. Eugene Bak receives a portion of his retirement benefit in the form of premium payments for a split-dollar dual life insurance policy. We pay a portion of the premiums on the policy, amounting to approximately $80,000 annually. The owner and beneficiary of the policy is a trust established by Eugene Bak, for which Marcus Bak serves as trustee.
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
      The Audit Committee has appointed Ernst & Young LLP to serve as OMG’s independent registered public accountant for the year 2006 and requests that stockholders confirm such appointment. Ernst & Young audited our consolidated financial statements and management’s report on internal control over financial reporting for 2005. Representatives of Ernst & Young will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by stockholders. If our stockholders do not confirm Ernst & Young as our independent registered public accountant, the Audit Committee will reconsider the appointment of our independent registered public accountant.
Description of Principal Accountant Fees and Services
      The following table sets forth the fees paid for services provided by Ernst & Young for the fiscal years ended December 31, 2005 and 2004.

	2005	2004

Audit Fees	$3,041,500	$1,969,400
Audit-Related Fees	103,200	349,400
Tax Fees	531,281	1,497,093
All Other Fees	—	—

Total	$3,675,981	$3,815,893

      The following is a description of the nature of the services related to the fees disclosed in the table above. The Audit Committee has considered whether Ernst & Young’s provision of non-audit services is compatible with maintaining its independence.

Audit Fees
      These are fees for professional services rendered by Ernst & Young for the audits of our annual consolidated financial statements and of management’s assessment and the effectiveness of internal control over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, audits of foreign subsidiary financial statements required by local statutes and services that are typically rendered in connection with statutory and regulatory filings or engagements. In 2004, audit fees also included fees related to the restatement of our annual consolidated financial statements.

Audit-Related Fees
      These are fees for assurance and related services rendered by Ernst & Young that are reasonably related to the performance of the audit or the review of our consolidated financial statements that are not included as audit fees. These services include employee benefit plan audits, due diligence related to divestitures and consulting on financial accounting and reporting.

Tax Fees
      These are fees for professional services rendered by Ernst & Young with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns, tax assistance in foreign jurisdictions and consulting on tax planning matters.

All Other Fees
      These are fees for other services rendered by Ernst & Young that do not meet the above category descriptions.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONFIRM THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OMG FOR 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
      Based solely upon a review of Forms 3 and 4 (including amendments to such forms) furnished to us during 2005 and Forms 5 furnished with respect to 2005, no director, officer or beneficial owner of more than 10% of our outstanding common stock failed to file on a timely basis during 2005 or prior fiscal years any reports required by Section 16(a), except that Mr. Demetriou’s initial Form 3 was filed late.
APPROVAL OF AMENDMENT TO
OM GROUP, INC. 2002 STOCK INCENTIVE PLAN
      We maintain the OM Group, Inc. 2002 Stock Incentive Plan, under which the Compensation Committee of the Board may grant stock options to purchase our common stock and may award restricted shares of our common stock. The 2002 Plan was approved by our stockholders on May 7, 2002, and will continue in effect until December 31, 2011 unless sooner terminated by the Board. On March 23, 2006, the Board adopted an amendment to the 2002 Plan relating to performance-based restricted stock awards, subject to approval by our stockholders. A summary of the 2002 Plan and the proposed amendment to the 2002 Plan follow.

Summary of the 2002 Plan
      Purpose. The purpose of the 2002 Plan is to advance our long-term interests by attracting, retaining and motivating key employees and non-employee directors by means of long-term incentive compensation that will align the interests of participants and stockholders through the ownership and performance of our common stock.
      Administration. The 2002 Plan is administered by the Compensation Committee, which has conclusive authority to construe and interpret the 2002 Plan and any related award agreement, and to establish, amend and rescind administrative policies for the administration of the 2002 Plan.
      Eligibility. Those persons eligible to participate in the 2002 Plan are (a) officers and other key employees of OMG and our subsidiaries whose performance, as determined by the Compensation Committee, can have a significant effect on our growth, profitability and success, and (b) non-employee directors. Officers and key employees may receive stock option and restricted stock awards, and non-employee directors may receive stock option awards. The terms, conditions and restrictions of each award are set forth in an award agreement.

      Shares Subject to the 2002 Plan. The total number of shares of common stock available for awards under the 2002 Plan is 1,400,000. The 2002 Plan provides that no more than 280,000 shares of common stock may be awarded as restricted stock under the 2002 Plan. In addition, no more than 200,000 shares may be awarded to any one person in any calendar year, whether in the form of stock options or restricted stock. Stock options for the purchase of 200,000 shares have been granted under the 2002 Plan, so that the total number of shares remaining available for awards under the 2002 Plan is 1,200,000.
      Stock Options. Stock option awards may be granted in the form of non-statutory stock options or incentive stock options. Options are exercisable in whole or in such installments as may be determined by the Compensation Committee, except that no stock option may be exercisable prior to the expiration of one year from the date of grant (except in the case of a change in control) or be exercisable more than ten years after the date of grant. The Compensation Committee establishes the exercise price of stock options, which exercise price may not be less than the per share fair market value of our common stock on the date of the grant. The exercise price is payable in cash or shares of common stock, or a combination of cash and common stock, or other consideration as determined by the Compensation Committee. The 2002 Plan prohibits the repricing of stock options to reduce the exercise price without stockholder approval.
      Stock options granted in the form of incentive stock options are also subject to certain additional limitations, as provided in Section 422 of the Internal Revenue Code of 1986, as amended. The aggregate fair market value of common stock with respect to which incentive stock options may become exercisable by an employee in any calendar year may not exceed $100,000. In addition, any incentive stock option granted to an employee who owns shares of our common stock possessing more than 10% of the combined voting power of all classes of our shares must have an option price that is at least 110% of the fair market value of the shares and may not be exercisable after five years from the date of grant.
      Restricted Stock Awards. The Compensation Committee may grant restricted stock awards to officers and key employees, which awards will be subject to such terms, conditions, restrictions or limitations as the Compensation Committee may determine are appropriate, including restrictions on transferability, requirements of continued employment or individual performance, or our financial performance. The Compensation Committee may modify, or accelerate the termination of, the restrictions applicable to a restricted stock award under such circumstances as it deems appropriate, except that no vesting period may be less than one year from the date of grant (except in the case of a change in control). During the period in which any shares of common stock are subject to restrictions, the Compensation Committee may, in its discretion, grant to the officer or key employee to whom such restricted shares have been awarded rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends paid on shares of common stock.
      Change in Control. In the event of a change in control of OMG, stock options not otherwise exercisable will become fully exercisable and all restrictions previously established with respect to restricted stock awards will conclusively be deemed to have been satisfied.
      Transferability. Except as explicitly set forth in an award agreement, the rights and interest of a participant under the 2002 Plan may not be transferred, except by will or the applicable laws of descent and distribution in the event of the death of the participant.
      Adjustments upon Changes in Capitalization. The number of shares of our common stock as to which awards may be granted under the 2002 Plan and shares of common stock subject to outstanding awards will be appropriately adjusted to reflect changes in our capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, and recapitalizations.
      Noncompetition. An officer, key employee or non-employee director may be required to forfeit unexercised unearned awards under the 2002 Plan if the Compensation Committee determines that he or she has engaged directly or indirectly in any business or activity that is competitive with our business or is in the opinion of the Compensation Committee detrimental to our best interests.

      Amendments. The Board may suspend or terminate the 2002 Plan at any time. In addition, the 2002 Plan may be amended from time to time in any manner, but may not be amended, without stockholder approval, to (a) materially increase the benefits accruing to participants under the 2002 Plan, including altering the exercise price so as to reduce the purchase price payable for shares under the 2002 Plan, (b) materially increase the number of shares of common stock that may be issued under the 2002 Plan, except as permitted under the 2002 Plan, or (c) materially modify the requirements as to eligibility for participation in the 2002 Plan.
      Federal Income Tax Consequences. For federal income tax purposes, a holder of stock options (“optionee”) does not realize taxable income at the time of the grant of an incentive stock option or a non-statutory stock option. Upon the exercise of a non-statutory stock option, OMG is entitled to a deduction and the optionee recognizes ordinary wage income (subject to withholding) in the amount by which the fair market value of the shares the optionee receives exceeds the option price. On the subsequent sale of shares received upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.
      In the case of incentive stock options, the optionee generally does not realize taxable income until the sale of shares received upon exercise of the option. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. In this case, OMG will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a sale occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the stock on the date of exercise (or, if less, the difference between the amount realized on sale and the market value on the date of exercise) is taxable as ordinary income to the optionee and is deductible by OMG for federal income tax purposes.
      In the case of an award of restricted stock, a participant realizes ordinary wage income (subject to withholding) equal to the fair market value of the shares received as of the first day that such shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. OMG is entitled to a deduction at that time in the same amount. Under Section 83(c)(3) of the Internal Revenue Code of 1986, if the sale of shares of stock could subject a participant to suit under Section 16(b) of the Securities Exchange Act of 1934, the shares are treated as subject to a substantial risk of forfeiture and not transferable for a period not to exceed six months from the date of the award of restricted stock.

Proposed Amendment to the 2002 Plan
      Section 162(m) of the Internal Revenue Code of 1986 prohibits a publicly-held corporation from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four next most highly compensated officers of the corporation at the end of the corporation’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986.
      The final regulations promulgated by the Internal Revenue Service under Section 162(m) set forth a number of requirements that must be satisfied in order for compensation paid under a plan to qualify as “performance based” for purposes of Section 162(m). These requirements include having awards made by a committee of “outside directors,” as defined in the Internal Revenue Code of 1986, and limiting the number of shares that may be awarded to any individual in a specified period. The 2002 Plan satisfies the applicable requirements as regards stock options granted under the 2002 Plan. However, for restricted stock awards to qualify as “performance based” under Section 162(m), the vesting of the restricted stock award (or the cessation of the restrictions) must be tied to the satisfaction of one or more performance targets that are objective in nature. We are proposing to amend the 2002 Plan to specifically permit the

Compensation Committee to grant restricted stock awards that are based upon the satisfaction of specified performance targets, so that we will have the flexibility to grant restricted stock awards that will not be subject to the $1 million compensation deduction limitation.
      The Board believes it is in OMG’s best interest to have the ability to grant restricted stock awards that are performance based such that officers and key employees would “earn” such awards only through the satisfaction of specified objective performance targets. This is consistent with and in furtherance of the desirability of motivating officers and key employees to align their interests with those of OMG and better matching executive compensation with OMG’s performance.
      The proposed amendment to the 2002 Plan is the addition of Section 9(e), which would identify the potential performance criteria that could be selected by the Compensation Committee in connection with the grant of restricted stock awards. Under the proposed Section 9(e), the Compensation Committee could condition the vesting of restricted stock awards upon satisfaction of one or more targets established with regard to sales, sales growth, gross margins, operating profit, operating profit growth, net income, net income growth, earnings per share, growth in earnings per share, EBITDA, cash flow per share, total stockholder returns, return on equity, return on invested capital, return on net assets employed, common stock price or common stock price appreciation.
      A copy of the 2002 Plan, marked to reflect the proposed changes, is attached to this proxy statement as Exhibit B.
      Vote Required. Approval of the amendment to the 2002 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at this 2006 annual meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED
AMENDMENT TO THE 2002 PLAN
STOCKHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING
      Any stockholder who intends to present a proposal at the 2007 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 1, 2006.
      Any stockholder who intends to present a proposal at the 2007 annual meeting other than for inclusion in our proxy statement and form of proxy must deliver the proposal to us at our executive offices not later than April 10, 2007, or such proposal will be untimely. If a stockholder fails to submit the proposal by April 10, 2007, we reserve the right to exercise discretionary voting authority on the proposal.
SOLICITATION BY BOARD; EXPENSES OF SOLICITATION
      Our Board of Directors has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We also have retained The Proxy Advisory Group, LLC, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses. We also will reimburse the expenses of brokers and nominees who hold shares in their names to furnish proxy materials to the beneficial owners of such shares.

OM GROUP, INC.

Valerie Gentile Sachs
Secretary

Exhibit A
OM GROUP, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
Adopted August 11, 2003
As Amended through February 28, 2006

A.	STATEMENT OF POLICY
      The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the Company, its stockholders, potential stockholders, the investment community, and others by reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s system of internal controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the Committee shall:

•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	review any request of any of the directors and senior officers for any deviation or waiver from the Company’s Code of Conduct and Ethics and, if appropriate, approve such request;

•	approve all “related party transactions” as that term is defined in Regulation S-K of the SEC.

•	review and evaluate the audit procedures and results of the Company’s independent auditor and internal auditors;

•	approve, engage and terminate the independent auditor;

•	review and evaluate the independent auditor’s qualifications, performance and independence;

•	review, evaluate and approve in advance any non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to stockholders;

•	inquire of senior management of known or potential instances of non-compliance with applicable laws, regulatory policies, including SEC reporting requirements, and the Company’s code of conduct and ethics as they relate to the functions and responsibilities of the Committee;

•	be informed by the Company’s general counsel of material litigation in which the Company is involved or in which management believes involvement of the Company is reasonably likely;

•	periodically inquire about and review the Company’s policies and procedures regarding the review of officers’ expense reports and perquisites for compliance with proper reporting, accounting and tax treatment.

•	maintain free and open means of communication between the Board, the independent auditor, the internal auditors and the management of the Company;

•	at least annually, review and update this charter for consideration by the Board and perform an evaluation of the Committee performance and function, and report to the Board the results of such evaluation (such report may be written or oral); and

•	such additional duties or responsibilities as the Board may determine from time to time.

B.	ORGANIZATION
      The members of the Committee shall be appointed by the Board and may be removed only by the Board. The Committee will have a minimum of three members. The Committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Company required from said advisors. The Committee shall meet at least four times per year and report directly to the full board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and/or regulatory requirements, the performance and independence of the Company’s independent auditor or the performance of the internal audit function. The Committee may also meet periodically by itself to discuss matters it determines require private Committee or Board attention. Further, the Committee shall meet separately with management, with the internal auditors and with the independent auditor. Half of the members of the Committee shall be a quorum to transact business. The Committee shall maintain minutes of each meeting and shall report on matters considered at Committee meetings to the Board at is next regularly scheduled Board meeting.

C.	QUALIFICATIONS
      The Committee shall be composed entirely of independent directors, determined in accordance with the Company’s Corporate Governance Principles and with Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Committee, as determined by the Board, shall be “financially literate,” in accordance with the requirements of the New York Stock Exchange, and at least two members shall have accounting or related financial management expertise. Upon the departure of a Committee member with accounting or related financial management expertise, the Company will use its best efforts to locate a replacement with those accounting/management skills within ninety (90) days.

D.	INDEPENDENT AUDITORS
      The independent auditor shall be engaged by and accountable to the Committee and the Board. The Committee shall have the sole authority to engage and terminate the independent auditor, to approve all audit engagement fees and terms, to review with the independent auditor the nature and scope of any disclosed relationships or professional services, and to take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditor. The Committee shall also set clear policies and standards relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout. These policies should take into account the pressures that may exist for auditors consciously or subconsciously seeking employment with the Company.
      The Committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the Committee shall evaluate the auditor’s qualifications, performance and independence. The Committee may consider the opinions of management and the internal auditors of the Company in making such evaluation. As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the independent auditor itself.
      The independent auditor shall ascertain that the Committee is made aware of, and timely report to the Committee, and upon receipt thereof, the Committee shall review, all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the Committee of other material written communications between the independent auditor and management.

E.	REVIEW BY SECOND ACCOUNTING FIRM
      The Company shall employ a major accounting firm, distinct from the independent auditor, to review, evaluate and report in writing annually to the Committee on the following matters:

a. the quality of the Company’s internal financial controls;

b. inventory valuation issues;

c. issues relating to operations in foreign countries;

d. employee integrity and accountability matters; and

e. key areas of risk identified by the Committee.

F.	INTERNAL AUDIT
      The internal auditor of the Company shall directly report to the Chief Financial Officer or the General Counsel of the Company, as may be determined by the Committee. The Committee will oversee the internal auditor function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates. The Chief Financial Officer or the General Counsel, as the case may be, will consult with the Chairman of the Audit Committee in connection with the hiring, termination and compensation of the internal auditor.

G.	FINANCIAL REPORTING OVERSIGHT
      In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:

•	review and discuss the annual audited financial statements, footnotes and related disclosures included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditors prior to the release and filing of such documents (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”) (This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Committees.);

•	review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements (This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Committees.);

•	ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements;

•	review and discuss the quarterly financial results and information and the disclosures with financial management, the independent auditor, and the internal auditors to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”), to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent auditor;

•	review and discuss the types of presentation and information to be included in earnings press releases (particularly, any use of “pro forma” or “adjusted” non-GAAP information), and any additional financial information and earning guidance generally provided to analysts and rating agencies;

•	inquire of management, the internal auditors, and the independent auditor about significant risks or exposures to risk and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Company;

•	review the effect of regulatory or accounting initiatives, including off-balance sheet structures and transactions, on the financial statements of the Company;

•	review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditors, the independent auditor, the chief financial officer and the chief executive officer;

•	review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company; and

•	consider, produce and approve the annual proxy disclosure regarding the activities and report of the Committee for the year.

H.	LINES OF COMMUNICATION
      The internal auditors and the independent auditors shall have the ability to communicate directly with the Chairman of the Committee, if necessary or desired. The Committee shall provide sufficient opportunity at its meetings for the independent auditors and the internal auditors to meet with the members of the Audit Committee without members of management present.
      The general counsel shall report directly to the Committee about legal compliance. The Committee may directly contact any employee in the Company and any employee may inform the Committee of matters involving questionable, illegal or improper practices or transactions. The Company’s Code of Conduct and Ethics shall ensure a confidential and anonymous complaint process.
      The Committee shall establish and maintain free and open means of communication between employees and the Committee for the processing of complaints received by the Company regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

Exhibit B
OM GROUP, INC.
2002 Stock Incentive Plan

1.	Purpose
      The purpose of the Plan is to advance the long-term interests of OM Group, Inc. by (i) motivating executive personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the ownership and performance of the Common Stock of the Corporation, and (iii) permitting the Corporation to attract and retain directors and executive personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock options and restricted stock awards to Key Employees of the Corporation and its Subsidiaries, and shall grant stock options to non-employee directors of the Corporation, on the terms and subject to the conditions set forth in the Plan.

2.	Definitions
      2.1     “Administrative Policies” means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.
      2.2     “Award” means any form of stock option or restricted stock granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
      2.3     “Award Agreement” means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.
      2.4     “Board” means the Board of Directors of the Corporation.
      2.5     “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 6(e) of schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time after January 1, 1992 as (i) any “person” within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
      2.6     “Change in Control Price” means the higher of (i) the mean of the high and low trading prices for the Corporation’s Common Stock on the Stock Exchange on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control of the Corporation.
      2.7     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      2.8     “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 hereof.
      2.9     “Common Stock” means Common Stock, par value $.01, of the Corporation.

      2.10     “Corporation” means OM Group, Inc.
      2.11     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      2.12     “Key Employee” means an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.
      2.13     “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.
      2.14     “Plan” means the OM Group, Inc. 2002 Stock Incentive Plan.
      2.15     “Stock Exchange” means the New York Stock Exchange or, if the Common Stock is no longer traded on the New York Stock Exchange, such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.
      2.16     “Subsidiary” means a corporation or other business entity in which the Corporation directly or indirectly has an ownership interest of fifty-one percent or more.

3.	Administration
      The Plan shall be administered under the supervision of the Committee composed of not less than two directors each of whom shall be deemed to be “a Non-Employee Director” under Rule 16b-3 of the Exchange Act or any subsequent rule or act.
      Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.
      In addition, in order to enable Key Employees who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.	Eligibility
      Any Key Employee or non-employee director of the Corporation is eligible to become a Participant in the Plan.

5.	Shares Available
      (a) Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 14 and 15 hereof, the maximum number of shares of Common Stock available for grant of Awards under the Plan shall be 1,400,000. Notwithstanding the foregoing, (i) at no time shall the number of shares available for grant (whether in the form of restricted stock or stock options) in any calendar year to any one person exceed 200,000 and (ii) at no time shall the total number of restricted stock Awards granted under the Plan exceed 280,000 shares.

      (b) For purposes of calculating the number of shares of Common Stock deemed to be granted hereunder during any calendar year, each Award, whether denominated in stock options, or restricted stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options or shares of restricted stock set forth in the Award, provided, however, in the case of any Award as to which the exercise of one right nullifies the exercisability of another, the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award.
      (c) For purposes of calculating the number of shares available for re-grant in any year, the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

6.	Term
      The Plan shall become effective as of January 1, 2002, subject to approval of the Plan by the Corporation’s stockholders at the 2002 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Corporation’s stockholders. The Plan shall continue in effect for 10 years, unless sooner terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

7.	Participation
      The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan’s purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.	Stock Options
      (a) Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.
      (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable prior to the expiration of one year from the date of grant (except as provided in Section 22 hereof) or be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option’s grant subject to adjustment as provided in Sections 14 or 15 hereof.
      (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Incentive Stock Options shall be granted only to full time employees of the Corporation and its subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least one hundred ten percent of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.
      (d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.
      (e) Payment. Upon exercise, a participant may pay the option exercise price of a stock option in cash or shares of Common Stock or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.	Restricted Stock Awards
      (a) Grants. Awards may be granted in the form of restricted stock Awards. Restricted stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.
      (b) Award Restrictions. Restricted stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on vesting, forfeiture, transferability, requirements of continued employment or individual performance or the financial performance of the Corporation; provided, however, no vesting period shall be less than one year from the date of grant (except as provided in Section 22 hereof). The Committee may modify, or accelerate the termination of, the restrictions applicable to a restricted stock Award under such circumstances as it deems appropriate.
      (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.
      (d) Evidence of Award. Any restricted stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.
      (e) Performance Criteria. In the event that restricted stock Awards are granted subject to the financial performance of the Corporation, such restricted stock Awards shall be earned upon the satisfaction of such performance targets related to such performance periods as are established by the Committee at the time of grant. The Committee may establish performance targets in terms of any or all of the following: sales, sales growth, gross margins, operating profit, operating profit growth, net income, net income growth, earnings per share, growth in earnings per share, EBITDA, cash flow per share, total stockholder returns, return on equity, return on invested capital, return on net assets employed, common stock price or common stock price appreciation. Performance targets may utilize various combinations of or changes in any of the forgoing measures, or may utilize any one or more of the above measures as relates to an identified business or segment of the Corporation’s operations or as relates to the performance of the Corporation as compared to other entities. Performance targets applicable to restricted stock Awards may vary from Award to Award and from Participant to Participant. When determining whether performance targets have been attained, the Committee shall have the discretion to make adjustments to take into account extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Corporation’s financial statements, provided such adjustments are made in a manner consistent with Section 162(m) of the Code (to the extent applicable). Restricted stock Awards made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and the

Committee shall interpret the terms of such Awards in a manner consistent with that intent to the extent appropriate.

10.	Payment of Awards
      Except as otherwise provided herein, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

11.	Dividends and Dividend Equivalents
      If an Award is granted in the form of a restricted stock Award, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of Common Stock.

12.	Termination of Employment
      The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Corporation or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Corporation or of its applicable Subsidiary.

13.	Assignment and Transfer
      Unless the Committee otherwise determines, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

14.	Adjustments Upon Changes in Capitalization
      In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee whose determination shall be final.

15.	Extraordinary Distributions and Pro-Rata Repurchases
      In the event the Corporation shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro-Rata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.
      (a) As used herein, the term “Extraordinary Distribution” means any dividend or other distribution of
      (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro-Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro-Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution or
      (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any Subsidiary of the Corporation), or any combination thereof.
      (b) As used herein “Pro-Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Corporation or any Subsidiary thereof made in open market transactions shall be deemed a Pro-Rata Repurchase.

16.	Withholding Taxes
      The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

17.	Noncompetition Provision
      Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised unearned Awards if (i) in the opinion of the Committee, the Participant, without the written consent of the Corporation, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Corporation or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is detrimental to the best interests of the Corporation.

18.	Regulatory Approvals and Listings
      Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Stock evidencing restricted stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

19.	No Right to Continued Employment or Grants
      Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

20.	Amendment
      The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan including altering the exercise price so as to reduce the purchase price payable for shares under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section 15), or (c) materially modify the requirements as to eligibility for participation in the Plan.

21.	Governing Law
      The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.

22.	Change in Control
      (a) Stock Options. In the event of a Change in Control, options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control.
      (b) Restricted Stock Awards. In the event of a Change in Control, all restrictions previously established with respect to restricted stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Corporation, shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change in Control Price of the Common Stock that otherwise would have been issued.

(i) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and

(ii) After the payment provided for in (i) above, Participants shall have no further rights under restricted stock Awards outstanding at the time of such Change in Control of the Corporation.
      (c) Directors’ Stock Options. Directors’ Stock Options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant.

(i) The Corporation shall make payment to Directors with respect to Options in cash in an amount equal to the appreciation in the value of the Option from the option exercise price specified in the Award Agreement to the Change in Control Price;

(ii) Such cash payments to Directors shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and

(iii) After the payment provided for in (i) above, Directors shall have no further rights under Options outstanding at the time of such Change in Control.
      (d) Miscellaneous. Upon a Change in Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which he may become entitled as a result of such Change in Control.

23.	No Right, Title, or Interest In Corporation Assets
      No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name except, in the case of restricted stock Awards, to the extent such rights are granted to the Participant under Section 9(c) hereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

24.	Payment by Subsidiaries
      Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

OM Group, Inc,
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Vote by Telephone

Have your voting instruction card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

Vote by Internet

Have your voting instruction card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
http://www.cesvote.com

Vote by Mail
Return your voting instruction
card in the Postage-Paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your voting instruction card by mail.

Side A / Own Shares
è

Side B / Uninstructed Shares
è

ê Please fold and detach card at perforation before mailing. ê

OM GROUP, INC.	Confidential Voting Instructions — SIDE A
The undersigned, a Participant in the OMG Profit-Sharing and Retirement Savings Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2006 Annual Meeting of OM Group, Inc., and at any adjournment thereof, in accordance with the instructions on this card.
Unless otherwise instructed, the trustee will, upon receipt of a properly executed instruction card, vote FOR proposals 1, 2 and 3. See accompanying PARTICIPATION NOTICE for explanation of the confidentiality, timing deadlines and other details concerning this instruction.
1.	Election of Directors to serve terms expiring at our annual meeting in 2009:

(1) Richard W. Blackburn	(2) Steven J. Demetriou

☐	FOR the nominees listed above	☐	WITHHOLD AUTHORITY
to vote for all nominees listed above
(Instructions: If you wish to withhold authority to vote for any nominee, write that nominee’s name on the line below.)

2.	To amend the OM Group, Inc. 2002 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To confirm the appointment of Ernst & Young LLP as our independent registered public accountant.

☐	FOR	☐	AGAINST	☐	ABSTAIN
ALSO, IF DESIRED, COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE B) FOR ANY UNINSTRUCTED SHARES.

Dated:	, 2006

Signature of Participant
PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS USING THE ENCLOSED ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

OM GROUP, INC.	Confidential Voting Instructions — SIDE B
The undersigned Participant, acting as a Named Fiduciary under the OMG Profit-Sharing and Retirement Savings Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2006 Annual Meeting of OM Group, Inc., and at any adjournment thereof, in accordance with the instructions on this card.
Unless otherwise instructed, the trustee will, upon receipt of a properly executed instruction card, vote FOR proposals 1, 2 and 3. See accompanying PARTICIPATION NOTICE for explanation of the confidentiality, timing deadlines and other details concerning this instruction.
1.	Election of Directors to serve terms expiring at our annual meeting in 2009:

(1) Richard W. Blackburn	(2) Steven J. Demetriou

☐	FOR the nominees listed above	☐	WITHHOLD AUTHORITY
to vote for all nominees listed above
(Instructions: If you wish to withhold authority to vote for any nominee, write that nominee’s name on the line below.)

2.	To amend the OM Group, Inc. 2002 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To confirm the appointment of Ernst & Young LLP as our independent registered public accountant.

☐	FOR	☐	AGAINST	☐	ABSTAIN
ALSO, IF DESIRED, COMPLETE, DATE AND SIGN THE OTHER SIDE OF THIS CARD (SIDE A) FOR ANY UNINSTRUCTED SHARES.

Dated:	, 2006

Signature of Participant
PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS USING THE ENCLOSED ENVELOPE.

OM Group, Inc,
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Vote by Telephone

Have your voting instruction card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

Vote by Internet

Have your voting instruction card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
http://www.cesvote.com

Vote by Mail
Return your voting instruction
card in the Postage-Paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your voting instruction card by mail.

è

ê Please fold and detach card at perforation before mailing. ê

OM GROUP, INC.	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Joseph M. Scaminace and Valerie Gentile Sachs, or both of them, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of OM Group, Inc. to be held on May 2, 2006 and at any adjournment thereof.

Dated:	, 2006

Signature

Signature
Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. In case of corporation, a duly authorized officer should sign on its behalf.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA
15253, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ê Please fold and detach card at perforation before mailing. ê

OM GROUP, INC.	PROXY
If no specification is made, authority is granted to cast the vote of the undersigned FOR election of the nominees below and FOR proposals 2 and 3.
The Board of Directors recommends that votes be cast FOR election of the nominees below and FOR proposals 2 and 3.
1.	Election of Directors to serve terms expiring at our annual meeting in 2009:

(1) Richard W. Blackburn	(2) Steven J. Demetriou

☐	FOR the nominees listed above	☐	WITHHOLD AUTHORITY
	(except as indicated to the contrary below)		to vote for all nominees listed above

(Instructions: If you wish to withhold authority to vote for any nominee, write that nominee’s name on the line below.)

2.	To amend the OM Group, Inc. 2002 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To confirm the appointment of Ernst & Young LLP as our independent registered public accountant.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(Continued on reverse side)